UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2019

FIRST GUARANTY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-37621	26-0513559
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

400 East Thomas Street
Hammond, Louisiana		70401
(Address of principal executive offices)		(Zip Code)

(985) 345-7685
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	FGBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.        Entry into a Material Definitive Agreement.

On November 7, 2019, First Guaranty entered into the Second Amendment to the Loan Agreement with First Horizon Bank (the "Loan Agreement"), a term note with First Horizon Bank (the "Term Note") and the First Amendment to the Pledge and Security Agreement with First Horizon Bank (the "Pledge and Security Agreement") for a term loan of $32.5 million secured by approximately 85% of the stock of First Guaranty's wholly-owned subsidiary, First Guaranty Bank. The term loan will bear interest quarterly and the interest rate will float based on Wall Street Journal Prime less 70 basis points. Each quarterly payment must include a minimum principal payment of $812,500 until the remaining balance is repaid with the final quarterly payment. The remaining balance on the term loan will be due and payable five years from the origination date (November 7, 2024).

The foregoing descriptions of the Loan Agreement, the Pledge and Security Agreement and the Term Note do not purport to be complete and are qualified in their entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, the Pledge and Security Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and the Term Note, which is filed as Exhibit 10.3 to this Current Report on Form 8-K, all of which are incorporated into this report by reference.

Item 8.01.        Other Events.

On November 7, 2019, First Guaranty completed the acquisition of Union Bancshares, Incorporated, a Louisiana corporation ("Union"). On the November 7, 2019 acquisition date, Union was merged with and into First Guaranty with First Guaranty as the surviving corporation followed by the merger of Union's wholly-owned subsidiary, The Union Bank ("Union Bank") with and into the Bank, with the Bank continuing as the surviving entity. Shareholders of Union received $1,061.20 per share in cash, yielding an aggregate deal value of $43.4 million. The cash consideration was partially financed by a $32.5 million term loan from First Horizon Bank. Union Bancshares, Inc. had total consolidated assets of approximately $258.5 million, loans of $183.8 million and total deposits of $205.2 million as of November 7, 2019. First Guaranty incurred $0.2 million in pre-tax merger-related expenses during the first nine months of 2019. The acquisition of Union is being accounted for under the purchase method of accounting.

On November 12, 2019, First Guaranty Bancshares, Inc. issued a press release reporting the completion of its acquisition of Union Bancshares, Inc. The Press Release is enclosed as Exhibit 99.1 to this report.

Item 9.01.        Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 10.1	Loan Agreement, dated as of November 7, 2019, by and between First Guaranty Bancshares, Inc. and First Horizon Bank.
Exhibit 10.2	Pledge and Security Agreement, dated as of November 7, 2019, by and between First Guaranty Bancshares, Inc. and First Horizon Bank.
Exhibit 10.3	Term Note, date as of November 7, 2019, by and between First Guaranty Bancshares, Inc. and First Horizon Bank.
Exhibit 99.1	Press Release dated November 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.
(Registrant)
Date: November 12, 2019
	By:	/s/Alton B. Lewis, Jr.
Alton B. Lewis, Jr.
Vice Chairman of the Board and
Principal Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 10.1	Loan Agreement, dated November 7, 2019, by and between First Guaranty Bancshares, Inc. and First Horizon Bank.
Exhibit 10.2	Pledge and Security Agreement, dated as of November 7, 2019, by and between First Guaranty Bancshares, Inc. and First Horizon Bank.
Exhibit 10.3	Term Note, dated as of November 7, 2019, by and between First Guaranty Bancshares, Inc. and First Horizon Bank.
Exhibit 99.1	Press Release dated November 12, 2019 "First Guaranty Bancshares, Inc. Has Officially Acquired Union Bancshares, Incorporated"

4